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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 26, 2003

                           CENTRAL FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                       0-25045                34-1877137
(State or other jurisdiction of        (Commission            (IRS employer
incorporation or organization)         file number)       identification number)

601 Main Street, Wellsville, Ohio                43968          (330) 532-1517
(Address of Principal Executive Offices)       (Zip Code)     (Telephone Number)

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Item 5 Other Events and Required FD Disclosure

On September 26, 2003, the registrant issued a press release announcing that its Board of Directors, at their meeting on September 18, 2003, declared a cash dividend of 9 cents per share on its common stock payable October 17, 2003 to shareholders of record on October 6, 2003. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99 Press release issued on September 26, 2003, announcing that its Board of Directors, at their meeting on September 18, 2003, declared a cash dividend of 9 cents per share on its common stock payable October 17, 2003 to shareholders of record on October 6, 2003.




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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL FEDERAL CORPORATION

Dated: September 26, 2003

By: /s/ David C. Vernon
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David C. Vernon
Chairman, President & CEO